2003 DIVESTED FACILITIES
                              EBITDA Reconciliation
                          Year Ended December 31, 2003
                                  (In millions)



Revenues                                                                $ 448.0
Costs and expenses:
        Wages and related                                                 234.8
        Provision for insurance and related items                          45.4
        Other operating and administrative                                154.4
                                                                  --------------
             Total costs and expenses                                     434.6
                                                                  --------------
Facility specific EBITDA (Discontinued operations)                         13.4
     Other income (expenses):
        Depreciation and amortization                                     (14.1)
        Interest expense                                                   (3.8)
        Interest income                                                       -
                                                                  --------------
              Total other expenses, net                                   (17.9)
                                                                  --------------
Loss before provision for income taxes                                   $ (4.5)
                                                                  ==============


Note: Amounts were calculated using year-to-date results annualized for divested facilities, excluding overhead allocations. Amounts include Hale Nani.